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                               EXHIBIT 11
                               ----------
           STATEMENT REGARDING CALCULATION OF EARNINGS PER SHARE
                                                         Basic       Diluted
                                                    EPS number    EPS number             Net          Basic        Diluted
                                                     of shares     of shares          Income            EPS            EPS
                                             --------------------------------------------------------------------------------
THREE MONTHS ENDED MARCH 31, 1997                    1,888,166     2,020,455         463,632           0.25           0.23
THREE MONTHS ENDED MARCH 31, 1998                    2,304,430     2,475,907         622,245           0.27           0.25

THREE MONTHS ENDED MARCH 31, 1997                        Basic                       Diluted
                                                   -----------                 -------------
Average Shares Outstanding                           1,888,166                     1,888,166
Options - Plan 1                                                     142,000
Average Option Price                                                    5.28
Total Exercise Cost                                                  749,760
Shares Repurchased                                                    48,372
Net Shares from Option - Plan 1                                                       93,628
Options - Plan 2                                                      71,000
Average Option Price                                                    7.06
Total Exercise Cost                                                  501,260
Shares Repurchased                                                    32,339
Net Shares from Option - Plan 2                                                       38,661
Options - Plan 3                                                           0
Average Option Price                                                    0.00
Total Exercise Cost                                                        0
Shares Repurchased                                                         0
Net Shares from Option - Plan 3                                                            0

                                                   -----------                 -------------
Gross Shares                                         1,888,166                     2,020,455
Price                                                                  15.50

THREE MONTHS ENDED MARCH 31, 1998                        Basic                       Diluted
                                                   -----------                 -------------
Average Shares Outstanding                           2,304,430                     2,304,430
Options - Plan 1                                                      83,122
Average Option Price                                                    5.48
Total Exercise Cost                                                  455,509
Shares Repurchased                                                    19,388
Net Shares from Option - Plan 1                                                       63,734
Options - Plan 2                                                      73,889
Average Option Price                                                    7.64
Total Exercise Cost                                                  564,512
Shares Repurchased                                                    24,027
Net Shares from Option - Plan 2                                                       49,862
Options - Plan 3                                                     184,656
Average Option Price                                                   16.13
Total Exercise Cost                                                2,978,501
Shares Repurchased                                                   126,775
Net Shares from Option - Plan 3                                                       57,881
                                                   -----------                 -------------
Gross Shares                                         2,304,430                     2,475,907
Price                                                                  23.49



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